                                                                   Exhibit 99(c)

             New York Community Bancorp, Inc and Roslyn Bancorp, Inc
   Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition

                                                                       September 30, 2003
                                                                         (In thousands)
                                                  NYCB              ROSLYN           Pro Forma             Pro Forma
                                               Historical         Historical         Adjustment            Combined
                                             -------------      -------------      -------------         -------------
ASSETS
Cash and due from banks ................     $     135,914      $      61,515      $    (138,100) (B)    $      79,903
                                                                                         (40,074) (B)
                                                                                          60,648  (C)
Money market investments ...............             1,000             36,000                                   37,000
Securities available for sale ..........         3,798,726          4,663,894             35,378  (C)        4,962,620
                                                                                         (35,378) (C)
                                                                                      (3,500,000) (F)
Securities held to maturity ............         1,889,623          1,891,641                                3,781,264
Loans held for sale ....................                --             13,635                                   13,635
Loans receivable, net:
  Loans receivable .....................         5,926,448          3,609,148             60,000  (C)        9,595,596

  Allowance for loan losses ............           (40,500)           (44,314)                                 (84,814)
    Loans receivable, net ..............         5,885,948          3,564,834             60,000             9,510,782
Excess of cost of fair value of net
  assets acquired and other intangible..           671,518                766               (766) (C)        1,927,424
                                                                                       1,255,906  (D)

Other assets ...........................           495,291            339,676             60,234  (B)          999,701
                                                                                          25,000  (C)
                                                                                          79,500  (C)
                                             -------------      -------------      -------------         -------------
Total assets ...........................     $  12,878,020      $  10,571,961      $  (2,137,652)        $  21,312,329
                                             =============      =============      =============         =============
LIABILITIES
Deposits ...............................     $   4,918,011      $   5,937,581      $      37,000  (C)    $  10,892,592

Federal funds purchased and securities
  sold under agreements to repurchase ..         3,039,011          2,420,299         (3,500,000) (F)        1,959,310

Other short-term borrowings ............         1,233,400                                                   1,233,400
Long term debt .........................         2,266,533          1,528,593            250,000  (C)        4,045,126

Other liabilities ......................           125,640            166,196                                  291,836
                                             -------------      -------------      -------------         -------------
  Total liabilities ....................     $  11,582,595      $  10,052,669      $  (3,213,000)        $  18,422,264
                                             =============      =============      =============         =============
STOCKHOLDERS' EQUITY
Common stock ...........................     $       1,443      $       1,188      $      (1,188) (E)    $       2,012
                                                                                             569  (B)
Additional paid-in capital .............         1,121,697            510,345           (510,345) (E)        2,551,719
                                                                                       1,430,022  (B)
Retained earnings ......................           372,978            748,736           (748,736) (E)          372,978
Treasury stock .........................          (164,049)          (661,470)           661,470  (E)               --
Unearned Compensation and                                                                164,049  (B)
  ESOP shares ..........................           (22,339)           (58,810)            58,810  (E)          (22,339)
Accumulated other comprehensive
  gain (loss) ..........................           (14,305)           (20,697)            20,697  (E)          (14,305)
                                             -------------      -------------      -------------         -------------
  Total stockholders' equity ...........     $   1,295,425      $     519,292      $   1,075,348         $   2,890,065
                                             -------------      -------------      -------------         -------------
Total liabilities and stockholders'
  equity ...............................     $  12,878,020      $  10,571,961      $  (2,137,652)        $  21,312,329
                                             =============      =============      =============         =============

     The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information

            NEW YORK COMMUNITY BANCORP, INC, AND ROSLYN BANCORP, INC.
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (In thousands, except per share data)

                                              NYCB           ROSLYN        Pro Forma          Pro Forma
                                           Historical      Historical      Adjustment         Combined
                                         -------------   -------------   -------------      -------------
Interest income:
  Loans ..............................   $     317,144   $     262,306   $     (18,000)(F)  $     561,450

  Securities .........................         179,409         157,189        (105,000)(F)        221,822
                                                                                (9,776)(F)
  Money Market investments ...........             822             450                              1,272
                                         -------------   -------------   -------------      -------------
    Total interest income ............         497,375         419,945        (132,776)           784,544
                                         -------------   -------------   -------------      -------------
Interest expense:
  Deposits ...........................          44,742          92,442         (13,875)(F)        123,309
  Borrowed funds .....................         120,471         142,398         (52,500)(F)        116,619
                                                                               (93,750)(F)
                                         -------------   -------------   -------------      -------------
    Total interest expense ...........         165,213         234,840        (160,125)           239,928
                                         -------------   -------------   -------------      -------------
    Net interest income ..............         332,162         185,105          27,349            544,616
Provision for loan losses ............            --             1,000            --                1,000
                                         -------------   -------------   -------------      -------------
  Net interest income after provision
    for loan losses ..................         332,162         184,105          27,349            543,616
                                         -------------   -------------   -------------      -------------
Non-interest income:
  Net securities gains ...............          22,544          11,626            --               34,170
  Fee and other ......................          67,898          20,951            --               88,849
                                         -------------   -------------   -------------      -------------
    Total non-interest income ........          90,442          32,577            --              123,019
                                         -------------   -------------   -------------      -------------
Non-interest expense
  General and administrative expense:
    Compensation and benefits ........          58,606          36,148            --   (K)         94,754
    Occupancy and equipment ..........          17,765          11,263           1,125 (C)         30,153
    Other ............................          26,766          18,484                             45,250
    Amortization of core deposit
      intangible .....................           4,500              94           5,723 (G)         10,317
                                         -------------   -------------   -------------      -------------
      Total non-interest expense .....         107,637          65,989           6,848            180,474
                                         -------------   -------------   -------------      -------------
Income before income tax expense .....         314,967         150,693          20,501            486,161
Income tax expense ...................         103,661          43,382           7,688            154,731
                                         -------------   -------------   -------------      -------------
Income from continuing operations ....   $     211,306   $     107,311   $      12,813      $     331,430
                                         =============   =============   =============      =============
Income From Continuing Operations
  Applicable to Common Stockholders:
  Basic ..............................   $     211,306   $     107,311   $      12,813      $     331,430
  Diluted ............................         211,306         107,311          12,813            331,430
Income From Continuing Operations
 Per Share:
  Basic ..............................            1.58            1.47                               1.74
  Diluted ............................            1.54            1.45                               1.71
Weighted Average Common Shares:
  Basic ..............................     133,939,611      72,777,932                        190,809,800
  Diluted ............................     137,258,157      73,975,200                        194,128,346

     The accompanying notes are an integral part of the unaudited pro forma combined condensed consolidated financial information.

            New York Community Bancorp, Inc. and Roslyn Bancorp, Inc.
                      Notes to Unaudited Pro Forma Combined
                   Condensed Consolidated Financial Statements

                               September 30, 2003

(A)      Basis of Presentation

     The Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition of New York Community and subsidiaries and Roslyn and subsidiaries at September 30, 2003 has been prepared as if the merger had been consummated on that date. The Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for the nine months ended September 30, 2003 were prepared as if the merger had been consummated at the beginning of the periods presented. The unaudited pro forma combined condensed consolidated financial statements are based on the historical financial statements of New York Community Bancorp, Inc. ("New York Community") and Roslyn Bancorp, Inc. ("Roslyn") after giving effect to the merger under the purchase method of accounting and the assumptions and adjustments in the notes that follow:

     Assumptions relating to the pro forma adjustments set forth in the unaudited pro forma condensed consolidated financial statements are summarized as follows:

     (i) Estimated fair values - Estimated fair value for securities available for sale, loans, deposits and borrowings were determined by New York Community and Roslyn with the assistance of Citigroup Global Markets Inc., Sandler O'Neill & Partners, L.P. and Goldman, Sachs & Co. The resulting net discount/premium on securities held to maturity and loans, respectively, for purposes of these pro forma financial statements is being accreted/amortized in interest income on a sum-of-the-years digits method over three to four years respectively. The actual discount/premium will be accreted/amortized to interest income to produce a constant yield to maturity. The resulting net premium and discount on deposits and borrowings, respectively, is being amortized/accreted into interest expense using the sum-of-the-years digits method over their remaining estimated lives.

     (ii) Income taxes - A net deferred tax asset was recorded equal to the deferred tax consequences associated with the differences between the tax basis and book basis of the assets acquired and liabilities assumed, using an effective tax rate of 37.5%. New York Community's actual effective tax rate for 2002 was 31.78%, and Roslyn's actual effective tax rate for 2002 was 35.43%. New York Community calculated the expected pro forma effective tax rate on the basis of federal, state and local statutory tax rates.

     Certain reclassifications have been made to Roslyn's historical financial information in order to conform to New York Community's financial information.

Notes to Purchase accounting adjustment items

                                                        Gross           Tax             Cash        100% Stock         Total
                                                   ------------    ------------    ------------    ------------    ------------
(B)  Roslyn's total common shares
     outstanding(1)(2)(5)(6)                                                                       $  1,594,640    $  1,594,640
     Cash-out of incremental stock
     options, net of tax (3)                             40,074         (15,028)         25,046                          25,046
     Estimated transaction cost, net of tax (4)         138,100         (45,206)         92,894                          92,894
                                                    -----------    ------------     -----------    ------------    ------------
                                                    $   178,174    $    (60,234)    $   117,940    $  1,594,640    $  1,712,580
                                                    ===========    ============     ===========    ============    ============

     (1)  Based on 75,826,918 shares of Roslyn Common Stock outstanding as of September 30,2003.
     (2)  Based on average market closed price between June 24 and June 30, 2003 of $28.04 of New York Community common Stock, and exchange ratio of 0.75 of a share of New York Community common stock per share of Roslyn common stock.
     (3)  Assumes that none of the holders of Roslyn's stock options elect to exchange such options for New York Community stock options. As of September 30, 2003, there were 8,211,905 outstanding options to purchase Roslyn Common Stock with a weighted average price of $16.15. The amount shown is net of tax, which is calculated using an effective tax rate of 37.5%.
     (4)  Estimated transaction costs net of tax are $92.9 million:

                                                                                   (In thousands)
          Merger-related compensation and severance                                  $   98,600
          Professional services                                                          25,500
          System and facilities conversion and other expense                             14,000
                                                                                     ----------
          Subtotal                                                                      138,100
          Tax at effective tax rate of 37.5%                                            (45,206)
                                                                                     ----------
          Estimated transaction cost, net of tax                                     $   92,894
                                                                                     ==========

          In connection with the termination of Roslyn's benefit plans, a positive adjustment to Roslyn's net assets of approximately $60.6 million will be realized. This adjustment will partially offset the estimated transaction costs, net of tax, resulting in net after tax transaction costs of $32.3 million. Details of this adjustment are presented in Note (C).

     (5)  New York Community will use its treasury stock at closing to effectuate a portion of the transaction.
     (6)  Comprised of pro-forma adjustments of $569,000 to common stock, $1,430,022,000 to additional paid in capital, and
          $164,049,000 to treasury stock.

(C)  Purchase accounting adjustments are estimated as follows:

                                                                                                                  (in thousands)
                                                                                                                  -------------
     Roslyn's net assets- historical at September 30, 2003                                                         $    519,292
     Adjustments to Roslyn's statement of condition:
          Termination of Roslyn's ESOP (payoff of loan payable)                                    $     42,147
          Termination of Roslyn's RRP                                                                    15,266
          Termination of Roslyn's Unearned compensation                                                   3,235
                                                                                                   ------------
     Subtotal                                                                                                            60,648
     The excess of Roslyn's cost over the fair value of net assets acquired                                (766)
     Subtotal                                                                                                              (766)
     Fair value adjustment (1):
          Securities available-for-sale                                                                  35,378
          Securities available-for-sale (to restore the markdown on
            September 30, 2003)                                                                         (35,378)
          Loans receivable                                                                               60,000
          Buildings/land (2)                                                                             25,000
          Deposits                                                                                      (37,000)
          Borrowings                                                                                   (250,000)
                                                                                                   ------------
     Subtotal - net fair value adjustments                                                             (202,000)
     Tax effects of fair value adjustments at 37.5%                                                      79,500
                                                                                                   ------------
     Total net adjustments to net assets acquired                                                                      (122,500)
                                                                                                                   ------------
     Adjusted net assets acquired                                                                                  $    456,674
                                                                                                                   ============

     (1)  Fair value adjustments in accordance with purchase accounting under generally accepted accounting principles.
     (2)  Of the $25,000,000 adjustment for building/land, $10,000,000 is allocated to land and $15,000,000 is allocated to buildings. The $15,000,000 adjustment is expected to be depreciated on a straight-line basis over a ten-year period, at a rate of $1.5 million per year.

(D)  The excess of cost over the fair value of net assets acquired is set forth below:

     Total cost:
          Stock portion                                                                                            $  1,594,640
          Cash portion                                                                                                  117,940
                                                                                                                   ------------
          Subtotal                                                                                                 $  1,712,580
          Net assets acquired                                                                                           456,674
                                                                                                                   ------------
     Total excess of cost over the fair value of net assets acquired                                               $  1,255,906
                                                                                                                   ============

(E)  Purchase accounting adjustments to eliminate Roslyn's stockholders' equity account.
(F)  Pro forma adjustments to interest income and interest expense were calculated as follows:

                                                                                      For the Nine Months
                                                                                    Ended September 30, 2003
                                                                                    ------------------------
                                                                                          (In thousands)
       Reduction in interest income on securities sold to fund acquisition
        and restructuring ($3,500,000 at 4.00%)                                            $   (105,000)
       Amortization of premium on securities (3.5 years by using sum of
        year method)                                                                             (9,776)
       Amortization of premium on loans (4 years by using sum of year method)                   (18,000)
                                                                                           ------------
         Total net adjustments - interest income                                               (132,776)
       Reduction in interest expense on borrowings ($3,500,000 at 2.00%)                        (52,500)
       Amortization of premium on deposits (3 years by using sum of year method)                (13,875)
       Amortization of premium on borrowings (3 years by using sum of year method)              (93,750)
                                                                                           ------------
         Total net adjustments - interest expense                                              (160,125)
                                                                                           ============

       New York Community has performed an analysis comparing the amortization of fair value adjustments using the sum of year method versus the level-yield method and determined that the sum of year method approximates the level-yield method.

(G)  New York Community retained an independent valuation services firm to determine the fair value and remaining useful life of the core deposit intangible. As a result, the average remaining useful life was estimated at 13 years. As such, the core deposit premium intangible asset is amortized over 13 years on an accelerated basis.

(H)  The following table summarizes the estimated impact of the amortization and accretion of the purchase accounting adjustments made in connection with the merger on New York Community's results of operation for the following years:

     Projected Future
     Amounts for the                                                                                Net       Net increase(decrease)
     Years Ended                                                                Core deposit    (Accretion)        in income
     December 31                                                                 Intangible     Amortization      Before Taxes
                                                                                ----------------------------- ----------------------
     2003                                                                          $7,630        $(104,966)          $97,336
     2004                                                                           6,672          (64,995)           58,323
     2005                                                                           5,124          (26,885)           21,761
     2006                                                                           3,970           11,224           (15,194)
     2007                                                                           3,104            1,500            (4,604)
     2008 and thereafter                                                           10,645            7,500           (18,145)

(I)  Basic and fully diluted weighted average number of common and common stock equivalents utilized for the calculation of earnings per share for the periods presented were calculated using New York Community's historical weighted average common and common stock equivalents plus 56,870,189 shares issued to Roslyn stockholders under the terms of the merger agreement.

(J)  Includes certain amounts that have been reclassified to conform to New York Community's form of presentation.

(K)  The employment agreements entered into with certain officers of Roslyn entitle those officers to compensation that is not expected to exceed the amount of compensation they would have been entitled to under their existing contracts with Roslyn.
     Accordingly the costs associated with these employment agreements are reflected in Roslyn's historical financial statements, and no pro forma adjustment is necessary.